UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004 (October 12, 2004)

Church & Dwight Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543-5297
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(609) 683-5900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Reference is made to the disclosure in Item 8.01 of this Form 8-K regarding the amount paid by the Company to Medpointe Healthcare Inc. (“Medpointe”), pursuant to a settlement agreement and release. The Company does not expect this payment to affect its previously announced earnings objective for the year 2004.

Item 8.01. Other Events.

Reference is made to the disclosure of the two legal actions relating to Medpointe Healthcare Inc. contained in Note 15.b. to the Company’s condensed consolidated financial statements included in Item 1 of the Company’s quarterly report on Form 10-Q for the quarter ended July 2, 2004. By a settlement agreement dated as of October 12, 2004, Medpointe and the plaintiffs settled both actions. In connection with the settlement of the legal actions, the Company entered into a settlement agreement and release with Medpointe (the “Medpointe Settlement Agreement”) pursuant to which, in settlement of the Company’s indemnification obligations or other claims that Medpointe may have against the Company and specified related parties with respect to the legal actions addressed in the Medpointe Settlement Agreement, the Company agreed to pay Medpointe $8,104,633. Payment was made on October 13, 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2004	By:	/S/ ZVI EIREF
	Name: Title:	Zvi Eiref Vice President